Exhibit 99.2

DESTINATION MATERNITY CORPORATION ANNOUNCES STRATEGIC PLAN FOR LONG-TERM GROWTH AND PROFITABILITY

Multiyear Strategic Plan, Destination -> Forward, Focuses on Driving Shareholder Value

Company Outlines Performance Goals to Deliver Improved Profitability; Provides Long-Term Outlook Through FY 2022

Re-affirms FY 2018 Guidance and Introduces FY 2019 and FY2022 Outlooks with

Dramatically Improved Adjusted EBITDA and Adjusted Free Cash Flow

MOORESTOWN, N.J. – (November 1, 2018) – Destination Maternity Corporation (NASDAQ: DEST) (the “Company”) today announced the Company’s multiyear strategic plan, Destination -> Forward, which focuses on driving profitable growth and long-term shareholder value. The Company anticipates the plan will help achieve FY 2022 goals of:

•	Adjusted EPS of $1.20 to $1.60

•	Adjusted EBITDA of $42 million to $51 million, representing 20%+ annual growth

•	SG&A declining 42% to 45% of sales, down 1000 bps from 53.8% in FY 2017

•	Revenue of $450 million to $475 million with e-Commerce growth of 20%+ annually

•	Generate $29 million to $36 million in adjusted free cash flow

A full review of the Company’s multiyear outlook through FY 2022 is provided in an investor presentation posted to the Company’s investor relations website. Destination Maternity will host an investor conference call at 9:30 am ET today to discuss Destination -> Forward and the Company’s multiyear financial outlook.

“Since becoming CEO of Destination Maternity, we have conducted a rigorous assessment of the entire enterprise aimed at identifying areas to rationalize expenses, accelerate revenue growth, and improve profitability,” said Marla Ryan, CEO of Destination Maternity. “Destination -> Forward is the result of this effort and provides a comprehensive blueprint for cost reduction, infrastructure optimization and innovative solutions to meet the unique needs of new moms and moms2be. I look forward to working closely with the Board and all our employees as we continue to implement this strategic plan. Destination -> Forward will help us return the business to a sustainable growth trajectory and drive shareholder value.”

Destination -> Forward: Roadmap to FY 2022

Destination -> Forward focuses on transforming the iconic Destination Maternity brand into a more nimble organization that generates profitability and long-term shareholder value. Key priorities of the plan include:

•	Right Size the Ship: Reduce costs & stabilize the business

•	Optimize Infrastructure: Simplify & strengthen organization for future growth

•	Product Innovation and Solutions: Trusted solution specialist

Financial Outlook

The Company provided the following financial guidance for FY 2018, FY 2019, and FY 2022. Full year company comparable sales are on a 52-week basis.

Guidance Metric	Full Year Fiscal 2018	Full Year Fiscal 2019	Full Year Fiscal 2022
Total Revenue	$390 million to $395 million	$377 million to $387 million	$450 million to $475 million
Company comparable sales	0.0% - 1.0%	0.0% - 1.4%	(6%+ CAGR in total sales vs. FY’19)
E-Commerce growth	14.5%	15.1%	(20%+ CAGR in ecomm sales vs. FY’19)
SG&A	$202 million to $206 million	$191 million to $195 million	$195 million to $209 million
Adjusted EBITDA b/f other charges	$16.9 million to $18.9 million	$19.0 million to $23.6 million	$42.0 million to $51.0 million
Adjusted EPS - Diluted	($0.38) to ($0.29)	($0.03) to $0.15	$1.20 to $1.60
Adjusted Free Cash Flow	$0.2 million to $1.5 million	$12.0 million to $15.6 million	$29.0 million to $36.0 million

Conference Call

Destination Maternity will host a conference call today, Thursday, November 1, 2018 at 9:30 am ET to discuss its strategic plan, Destination -> Forward. An investor presentation outlining Destination Maternity’s strategic plan will also be posted on the Company’s investor relations page prior to the start of the call.

Investors and analysts can participate in this conference call by dialing (866) 316-2683 in the United States and Canada or (720) 405-4066 outside of the United States and Canada. The call will also be available on the investors section of the Company’s website at http://investor.destinationmaternity.com. Passcode for the conference call is 1279315.

In the event that you are unable to participate in the call, a replay will be available at 12:30 pm ET on November 1, 2018 through 11:59 p.m. ET on November 8, 2018 by calling (800) 585-8367 in the United States and Canada or (404) 537-3406 outside of the United States and Canada. Passcode for the replay is 1279315.

Non-GAAP Measures

This press release contains non-GAAP financial measures within the meaning of Regulation G of the Securities and Exchange Act of 1934, including, but not limited to, Adjusted EBITDA before other charges and adjusted net loss per share. The Company’s management believes that these non-GAAP financial measures provide useful information about the Company’s results of operations and/or financial position to both investors and management. Non-GAAP financial measures are provided because management believes it is an important measure of financial performance used in the retail industry to measure operating results, to determine the value of companies within the industry and to define standards for borrowing from institutional lenders. The Company uses these non-GAAP financial measures as a measure of performance of the Company. These non-GAAP financial measures reflect a measure of the Company’s operating results before consideration of certain charges and, consequently, none of these measures should be construed as an alternative to net income (loss) or operating income (loss) as an indication of the Company’s operating performance, as determined in accordance with generally accepted accounting principles.

Forward-Looking Statements

The Company cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this release or made from time to time by management of the Company, including those regarding various business and financing initiatives, involve risks and uncertainties, and are subject to change based on various important factors. The following factors, among others, could cause actual results to differ materially from those expressed or implied in any of the forward-looking statements in this press release: the strength or weakness of the retail industry in general and of apparel purchases in particular; our ability to successfully manage our various business initiatives; our ability to enter into definitive documentation for the refinancing facility with Bank of America in the timeframe expected or at all; our ability to successfully manage our real estate relationships; overall economic conditions and other factors affecting consumer confidence, demographics and other macroeconomic factors that may impact the level of spending for apparel (such as fluctuations in pregnancy rates and birth rates), availability of suitable store locations, our ability to develop and source merchandise and other factors set forth in the Company’s periodic filings with the Securities and Exchange Commission. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this release are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this release. The Company assumes no obligation to update or revise the information contained in this release (whether as a result of new information, future events or otherwise), except as required by applicable law.

About Destination Maternity

Destination Maternity Corporation (Nasdaq: DEST) is the world’s largest designer and retailer of maternity apparel. As of August 4, 2018, Destination Maternity operates 1,114 retail locations in the United States, Canada and Puerto Rico, including 480 stores, predominantly under the trade names Motherhood Maternity®, A Pea in the Pod® and Destination Maternity®, and 634 leased department locations. The Company also sells merchandise on the web primarily through its brand-specific websites, motherhood.com and apeainthepod.com, as well as through its destinationmaternity.com website. Destination Maternity has international store franchise and product supply relationships in the Middle East, South Korea, Mexico, Israel and India. As of August 4, 2018, Destination Maternity has 188 international franchised locations, including 11 standalone stores operated under one of the Company’s nameplates and 177 shop-in-shop locations.

Contact

Sloane & Company

Dan Zacchei / Erica Bartsch, 212-486-9500

Dzacchei@sloanepr.com / EBartsch@sloanepr.com

###